UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 15, 2023

EAST WEST BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-24939
(Commission File Number)

95-4703316
(IRS Employer Identification No.)

135 North Los Robles Ave., 7th Floor, Pasadena, California 91101
(Address of principal executive offices) (Zip code)

(626) 768-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	EWBC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure

East West Bancorp, Inc. (the “Company”) is providing the following update on uninsured domestic deposits in light of recent industry events. The Federal Deposit Insurance Corporation (“FDIC”) protects all types of domestic money depositors at East West Bank (the “Bank”). As of December 31, 2022, the Bank reported $35.05 billion as an estimated amount of uninsured deposits in its FFIEC 031 — Consolidated Reports of Condition and Income Reporting Form, a regulatory filing, commonly known as the Call Report. This amount was mainly based on deposit balances at the Bank in excess of $250,000 per account.

Included in the $35.05 billion were (a) brokered deposits, which are permitted to be presumed to be fully insured based on their structure; (b) collateralized deposits, in which the depositors are indemnified; and (c) certain other deposits. Excluding these categories, the adjusted uninsured deposits were estimated at $26.75 billion, equivalent to 50% of the Bank’s total domestic deposits of $53.23 billion as of December 31, 2022. As disclosed in the Company’s press release dated March 13, 2023, East West had an available, unused borrowing capacity of $28 billion, which exceeded the adjusted estimate of uninsured deposits.

The information provided in Item 7.01 of this report, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of such Section, nor shall such information be deemed incorporated by reference into any filings the Company has made or may make under the Securities Act or the Exchange Act, except as otherwise expressly stated in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAST WEST BANCORP, INC.

Date: March 15, 2023	By:	/s/ Irene H. Oh
Irene H. Oh
Executive Vice President and Chief Financial Officer

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